EXHIBIT 10.154

       AMENDMENT TO REIMBURSEMENT AGREEMENT

     This Amendment to Reimbursement Agreement dated as of July 31, 1995 is entered into with reference to that certain Reimbursement Agreement dated as of December 19, 1994 (the "Reimbursement Agreement") between THE CHARLES SCHWAB CORPORATION, a Delaware corporation (the "Company"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Bank"), as letter of credit issuing bank (hereafter, together with any successor thereto in such capacity called the "Issuing Bank"). Capitalized terms used in this Amendment but not defined herein are used with the meanings set forth for those terms in the Reimbursement Agreement.

                         RECITALS

     WHEREAS, pursuant to the Reimbursement Agreement, the Issuing Bank agreed to issue irrevocable letters of credit in an amount not to exceed $100,000,000 in the aggregate for the account of the Company and for the benefit of certain investment funds (each a "Beneficiary"), the assets of which are managed by a Company affiliate; and

     WHEREAS, the Reimbursement Agreement has a Termination
Date of August 1, 1995; and

     WHEREAS, the Company desires that the Termination Date be extended for one year and further desires to amend the Reimbursement Agreement in certain respects, including reducing the aggregate amount of the letters of credit available thereunder to $22,675,000 as of the date hereof, and further reducing said amount as of a later date; and

     WHEREAS, the Issuing Bank is willing to amend the Reimbursement Agreement as set forth herein on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the parties hereto agree as follows:

     1.  Section 1.1.  The following terms set forth in
Section 1.1 of the Reimbursement Agreement are amended to read in full as follows:

         "Letters of Credit Commitment" means the Issuing
Bank's aggregate commitment in an amount equal to $22,675,000 under this Agreement to make credit available to the Company by means of the issuance of Letters of Credit. This amount may be reduced upon written notice by the Company.

         "Termination Date" means August 1, 1996.

     2. Section 7.1. Section 7.1 is hereby deleted in its entirety.

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     3.  Section 9.2.  Section 9.2 is hereby deleted in its
entirety.

     4. Section 9.3. Section 9.3 is hereby deleted in its entirety.

     5. Conditions Precedent to this Amendment. This Amendment shall become effective upon satisfaction of each of the following conditions (the "Effective Date"):

               (a)  Default.  No Event of Default or
Unmatured Event of Default shall have occurred and be continuing.

               (b)  Warranties.  The warranties contained
in Section 6 of the Reimbursement Agreement shall be true and correct.

               (c)  Certification.  The Company shall have
delivered to the Issuing Bank a certificate of the Company's
President, Chief Financial Officer or Treasurer as to the matters set forth in Section 5.1(a) and (b), above.

               (d)  Extension Request.  The Company will
deliver an Application for Amendment to Standby Letter of Credit requesting the extension of the Stated Expiry Date of Letter of Credit No. LASB-222630 from August 1, 1995 to
August 1, 1996.

               (e)  Certificate for Permanent Reduction
of Stated Amount. The Issuing Bank shall have received a Certificate for Permanent Reduction of Stated Amount in the form of Exhibit C to Letter of Credit No. LASB-222630, reducing the Stated Amount of such Letter of Credit to $
22,675,000.

     6.  Miscellaneous.

               (a)  Except as amended herein, the
Reimbursement Agreement shall remain unchanged and in full force and effect. Each reference in the Reimbursement
Agreement to "this Agreement," "herein," "hereof," and words of similar import, shall be deemed a reference to the Reimbursement Agreement as amended hereby.

               (b)  This Amendment shall be governed by
and construed in accordance with the laws of the State of California.

               (c) The Company shall reimburse the Issuing
Bank for its out-of-pocket expenses, including legal fees and disbursements of counsel to the Issuing Bank, incurred in connection with the negotiation, execution and delivery of this Amendment.

               (d)  This Amendment may be executed in any
number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

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          IN WITNESS WHEREOF, the parties hereto have
caused this Amendment to be executed and delivered by their duly authorized officers, all as of the day and year first above written.

                              THE CHARLES SCHWAB CORPORATION


                              By:  /s/ A. John Gambs

                           Title:  Executive Vice President and
                                   Chief Financial Officer



                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION

                               By:  Steven W. Kastenholz
                                    Vice Pesident

[The Charles Schwab Corporation]
[LOGO]


                              August 4, 1995

Mr. Steve Kastenholz
Bank of America
Securities & Commodities Division
231 South LaSalle Street
Chicago,IL 60697

RE:  Reimbursement Agreement

Dear Steve:

Reference is made to the Reimbursement Agreement dated as of December 19,1994 between The Charles Schwab
Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association, a national banking association (the "Bank"), as letter of credit issuing bank (hereafter, together with any successor thereto in such capacity called the "Issuing Bank"), as amended by that certain Amendment to Reimbursement
Agreement dated as of July 31, 1995 (as so amended, the "Reimbursement Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Reimbursement Agreement.

Pursuant to Section 1.1 of the Reimbursement Agreement, the Company is entitled to reduce the amount of the Letter of Credit Commitment upon written notice to the Issuing Bank. Accordingly, the Company hereby gives notice that it desires to reduce said amount to $10,375,000, effective as of August 7, 1995.

I have enclosed an extra copy of this letter. Please acknowledge the reduction in the Letter of Credit
Commitment by signing in the designated space below, and return the signed copy to Neil Pack's attention.

Please contact Neil if you have any questions regarding the foregoing. Thank you for your cooperation.

                              Sincerely,

                              /s/ A. John Gambs

                              A. John Gambs
                              Executive Vice President &
                              Chief Financial Officer

AGREED AND ACKNOWLEDGED:

Bank of America NT&SA


By:  /s/  Steven W. Kastenholz
Its:      Vice President